    As filed with the Securities and Exchange Commission on August 16, 1994
                                                    Registration No. 33-________
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             -----------------------

                              BMC INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                MINNESOTA                              41-0169210
        (State of incorporation)                    (I.R.S. Employer
                                                   Identification No.)

                            -------------------------

                              Two Appletree Square
                          Minneapolis, Minnesota  55425
                                 (612) 851-6000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                             -----------------------

                            1994 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                             -----------------------

                                Michael P. Hawks
                             Secretary and Treasurer
                              BMC Industries, Inc.
                              Two Appletree Square
                          Minneapolis, Minnesota  55425
                                 (612) 851-6000
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                   ------------------------------------------

        Approximate date of commencement of proposed sale to the public:
           Immediately upon the filing of this Registration Statement

                   ------------------------------------------

                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
                                             Proposed
                                             Maximum             Proposed
Title of                                     Offering            Maximum             AMOUNT OF
Securities To Be         Amount To Be        Price               Aggregate           REGISTRATION
Registered               Registered (1)      Per Share(2)        Offering Price(2)   FEE
- -------------------------------------------------------------------------------------------------
Common Stock,
no par value
per share. . . . .       710,000 shares      $ 28.125             $ 19,968,750       $   6,890
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described herein, including, 710,000 shares pursuant to a 2-for-1 stock split declared on August 15, 1994, payable on September
     8, 1994, to shareholders of record on August 25, 1994.

(2)  Estimated solely for the purpose of calculating the amount of the registration fee, on the basis of the average of the high and low prices of the Registrant's
     Common Stock on the New York Stock Exchange on August 15, 1994.

- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:
(1) the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-8467); (2) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1994 and June 30, 1994 (File No. 1-8467); (3) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1993; and (4) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

     The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The financial statements of BMC Industries, Inc. incorporated by reference in this Registration Statement have been audited by Ernst & Young LLP, independent certified public accountants, for the periods indicated in their report thereon which is incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1993. The financial statements audited by Ernst & Young LLP have been incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Minnesota Statute Section 302A.521 provides that a Minnesota business corporation shall indemnify any director, officer, or employee of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

     Article X of the Company's Second Restated Articles of Incorporation provides that directors, officers, employees and agents, past or present, of the Company, and persons serving as such of another corporation or entity at the request of the Company, shall be indemnified by the Company to the fullest extent permitted by applicable state law.

     The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  EXHIBITS.

4.1 Second Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 19.1 to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1992 (File No. 1-8467)).

4.2 Restated Bylaws of the Company, as amended (incorporated by reference to Exhibit 19.2 to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1992 (File No. 1-8467)).

4.4 Specimen Form of the Company's Common Stock Certificate (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-2 (File No. 2-83809)).

4.5 Form of Agreement, dated as of July 15, 1987, between the Company and ten institutional investors, together with Schedule I thereto, identifying each such investor. Included in this Exhibit, as filed, are Exhibits A, B and C thereto, representing (respectively):

     (a) the form of BMC Industries, Inc. 10.75% Senior Notes, dated July 16, 1987 and due May 1, 1997, payable to certain of the institutional investors identified in Schedule I described above, with such differences as set forth in Schedule I;

     (b) the form of the BMC Industries, Inc. 11.5% Subordinated Notes, dated July 16, 1987 and due May 1, 1999, payable to certain of the institutional investors identified in Schedule I described above, with such differences as set forth in such Schedule I; and

     (c) the form of Warrants to Purchase Shares of Common Stock of BMC Industries, Inc., dated July 16, 1987, issued to certain of the institutional investors identified in Schedule I described above, with such differences as set forth in Schedule I.

     Omitted from this Exhibit, as filed, are the remaining exhibits referenced in such agreement. The Company will furnish supplementally a copy of any such exhibits to the Commission upon request. (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1987 (File No. 1-8467)).

5.1  Opinion and Consent of Oppenheimer Wolff & Donnelly.

23.1 Consent of Oppenheimer Wolff & Donnelly (included in Exhibit 5.1).

23.2 Consent of Ernst & Young LLP, Independent Certified Public Accountants.

24.1 Power of Attorney (included on page 6 of this Registration Statement).

99.1 1994 Stock Incentive Plan (incorporated by reference to Exhibit 10.12 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-8467)).

Item 9.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, except as to certain insurance policies, the registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 16, 1994

                                   BMC INDUSTRIES, INC.

                                   By /s/ Merle D. Kerr
                                      ------------------------------------------
                                      Merle D. Kerr
                                      Vice President Finance and Chief Financial
                                        Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Merle D. Kerr and Terry R. Nygaard, and each of them, his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons and in the capacities indicated on August 16, 1994.
/s/ Paul B. Burke                       /s/ Merle D. Kerr
- -----------------------------------     -----------------------------------
Paul B. Burke, President and Chief      Merle D. Kerr, Vice President Finance
Executive Officer (Principal            and Chief Financial Officer
Executive Officer) and Director         (Principal Financial Officer)

/s/ Terry R. Nygaard                    /s/ Lyle D. Altman
- -----------------------------------     -----------------------------------
Terry R. Nygaard, Corporate Controller  Lyle D. Altman, Director
(Principal Accounting Officer)

/s/ John W. Castro                      /s/ Joe E. Davis
- -----------------------------------     -----------------------------------
John W. Castro, Director                Joe E. Davis, Director

/s/ Norman C. Mears
- -----------------------------------     -----------------------------------
Norman C. Mears, Director               S. Walter Richey, Director

/s/ Richard A. Swalin
- -----------------------------------
Dr. Richard A. Swalin, Director

                                INDEX TO EXHIBITS


Item No.       Item                                      Method of Filing
- --------       ----                                      ----------------
4.1            Second Restated Articles of        Incorporated by reference to
               Incorporation of the Company       Exhibit 19.1 to the Company's
                                                  Quarterly Report on Form 10-Q
                                                  for the period ended March 31,
                                                  1992 (File No. 1-8467).

4.2            Restated Bylaws of the Company,    Incorporated by reference to
               as amended                         Exhibit 19.2 to the Company's
                                                  Quarterly Report on Form 10-Q
                                                  for the period ended March 31,
                                                  1992 (File No. 1-8467).

4.4            Specimen Form of the Company's     Incorporated by reference to
               Common Stock Certificate           Exhibit 4.3 to the Company's
                                                  Registration Statement on Form
                                                  S-2 (File No. 2-83809).

4.5            Form of Agreement, dated as of     Incorporated by reference to
               July 15, 1987, between the         Exhibit 4.1 to the Company's
               Company and ten institutional      Quarterly Report on Form 10-Q
               investors, together with           for the period ended June 30,
               Schedule I thereto, identifying    1987 (File No. 1-8467).
               each such investor.  Included in
               this Exhibit, as filed, are
               Exhibits A, B and C thereto,
               representing (respectively):

               (a)  the form of BMC Industries, Inc.
                    10.75% Senior Notes, dated July 16,
                    1987 and due May 1, 1997, payable
                    to certain of the institutional
                    investors identified in Schedule I
                    described above, with such
                    differences as set forth in
                    Schedule I;

               (b)  the form of the BMC Industries,
                    Inc. 11.5% Subordinated Notes,
                    dated July 16, 1987 and due May 1,
                    1999, payable to certain of the
                    institutional investors identified
                    in Schedule I described above, with
                    such differences as set forth in
                    such Schedule I; and,

               (c)  the form of Warrants to Purchase
                    Shares of Common Stock of
                    BMC Industries, Inc., dated July 16,
                    1987, issued to certain of the
                    institutional investors identified
                    in Schedule I described above, with
                    such differences as set forth in
                    Schedule I.

               Omitted from this Exhibit, as filed,
               are the remaining exhibits referenced
               in such agreement.  The Company will
               furnish supplementally a copy of any
               such exhibits to the Commission upon
               request.

5.1            Opinion and Consent of Oppenheimer      Filed electronically
               Wolff & Donnelly                        herewith.

23.1           Consent of Oppenheimer Wolff &          Included in Exhibit 5.1.
               Donnelly

23.2           Consent of Ernst & Young LLP,           Filed electronically
               Independent Certified Public            herewith.
               Accountants

24.1           Power of Attorney                       Included on page 6 of the
                                                       Registration Statement.

99.1           1994 Stock Incentive Plan               Incorporated by reference
                                                       to Exhibit 10.12 to the
                                                       Company's Annual Report
                                                       on Form 10-K for the year
                                                       ended December 31, 1993
                                                       (File No. 1-8467).